As filed with the Securities and Exchange Commission on April 16, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0863618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5151 San Felipe, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

TEXAS PETROCHEMICALS INC. 2004 STOCK AWARDS PLAN

TEXAS PETROCHEMICALS INC. 2009 LONG-TERM INCENTIVE PLAN

(Full title of the plans)

Christopher A. Artzer

Vice President, General Counsel and Secretary

TPC Group Inc.

5151 San Felipe, Suite 800

Houston, Texas 77056

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (713) 627-7474 copy to:

M. Breen Haire

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.01 per share)
2004 Stock Awards Plan	122,916 shares	$19.50(2)	$2,396,862(2)	$170.90(2)
2004 Stock Awards Plan	27,000 shares	$26.00(2)	$702,000(2)	$50.05(2)
2004 Stock Awards Plan	98,695 shares	$22.75(2)	$2,245,311(2)	$160.09(2)
2004 Stock Awards Plan	92,844 shares	$28.00(2)	$2,599,632(2)	$185.35(2)
2004 Stock Awards Plan	744,946 shares	$14.25(2)	$10,615,481(2)	$756.88(2)
2004 Stock Awards Plan	13,000 shares	$28.25(2)	$367,250(2)	$26.18(2)
2004 Stock Awards Plan	24,000 shares	$25.00(2)	$600,000(2)	$42.78(2)
2004 Stock Awards Plan	15,198 shares	$18.80(2)	$285,722(2)	$20.37(2)
2004 Stock Awards Plan	22,500 shares	$14.05(2)	$316,125(2)	$22.54(2)
2004 Stock Awards Plan	4,800 shares	$24.00(2)	$115,200(2)	$8.21(2)
2009 Long-Term Incentive Plan	1,195,652 shares	$14.25(3)	$17,038,041(3)	$1,214.81(3)
TOTAL	2,361,551 shares	—	$37,281,624	$2,658.16

(1)	This registration statement on Form S-8 (this “Registration Statement”) registers (i) the issuance of an aggregate of 1,165,899 shares of common stock issuable pursuant to stock options issued under the Texas Petrochemicals Inc. 2004 Stock Awards Plan and (ii) the issuance of an aggregate of 1,195,652 shares of common stock issuable pursuant to awards made under the Texas Petrochemicals Inc. 2009 Long-Term Incentive Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an additional indeterminable number of shares of common stock which become issuable under the above-named plans by reason of any future share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.
(2)	Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the respective prices at which outstanding options may be exercised.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon $14.25, the average of the high and low sales prices of the registrant’s shares of common stock trading on the PinkSheets on April 15, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 (this “Registration Statement”) will be sent to or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information filed with the Commission by the registrant are incorporated herein by reference:

•	Amendment No. 1 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed with the Commission on January 8, 2010;

•	the registrant’s Quarterly Report on Form 10-Q filed with the Commission on February 16, 2010;

•	the registrant’s Current Reports on Form 8-K filed with the Commission on January 28, 2010 and March 24, 2010 (other than Item 7.01 thereof, including Exhibit 99.1); and

•	the description of the registrant’s common stock contained in Amendment No. 1 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed with the Commission on January 8, 2010.

All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“Section 145”) gives a Delaware corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

The registrant’s Bylaws permit it to maintain insurance at its expense to protect any of its directors, officers, employees or agents or those of any other corporation, partnership, joint venture, trust or other enterprise so serving at its request, against expenses, liabilities or losses whether or not the registrant would have the power to indemnify such person against such expense, liability or loss.

All of the registrant’s directors and officers are covered by insurance policies maintained by the registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith as part of this Registration Statement.

Exhibit Number	Description

3.1*	Amended and Restated Certificate of Incorporation of TPC Group Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed February 16, 2010)

3.2*	Bylaws of TPC Group Inc., as amended and restated January 22, 2010 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed January 28, 2010)

4.1*	Term Loan Agreement dated as of June 27, 2006, among Texas Petrochemicals LP, various lending institutions and Deutsche Bank Trust Company Americas, as Administrative Agent (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed January 8, 2010)

Exhibit Number	Description

4.2*	Revolving Credit Agreement dated as of June 27, 2006, among Texas Petrochemicals LP and the other borrowers named therein, as Borrowers, Texas Petrochemicals LP, as Funds Administrator, various lending institutions, as Lenders, Deutsche Bank Trust Company Americas, as Administrative Agent, and LaSalle Bank National Association, as Collateral Agent (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed January 8, 2010)

4.3*	Joinder To Credit Agreement dated as of March 28, 2008, among Texas Petrochemicals LP, Texas Butylene Chemical Corporation, various financial institutions, and Deutsche Bank Trust Company Americas as administrative agent for the Lenders, with Deutsche Bank Securities Inc., as Lead Arranger (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed November 25, 2009)

4.4*	First Amendment to Revolving Credit Agreement dated as of February 10, 2009, by and among Texas Petrochemicals LLC and Texas Butylene Chemical Corporation, as Borrowers, and various lenders named therein (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed November 25, 2009)

4.5*	Texas Petrochemicals Inc. 2004 Stock Awards Plan (incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed November 25, 2009)

4.6*	Texas Petrochemicals Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed November 25, 2009)

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP

24.1	Power of Attorney (on signature page)

*	Incorporated herein by reference as indicated.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 16, 2010.

TPC GROUP INC.

By:	/S/ CHARLES W. SHAVER
Name:	Charles W. Shaver
Title:	President and Chief Executive Officer

By:	/S/ RUTH I. DREESSEN
Name:	Ruth I. Dreessen
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. Shaver and Christopher A. Artzer, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of April, 2010.

Signature	Title

/S/ MICHAEL E. DUCEY Michael E. Ducey	Chairman of the Board

/S/ CHARLES W. SHAVER Charles W. Shaver	President, Chief Executive Officer and Director

/S/ RUTH I. DREESSEN Ruth I. Dreessen	Executive Vice President and Chief Financial Officer

/S/ JAMES A. CACIOPPO James A. Cacioppo	Director

/S/ KENNETH E. GLASSMAN Kenneth E. Glassman	Director

/S/ RICHARD B. MARCHESE Richard B. Marchese	Director

/S/ JEFFREY M. NODLAND Jeffrey M. Nodland	Director

/S/ JEFFREY A. STRONG Jeffrey A. Strong	Director

INDEX TO EXHIBITS

Exhibit Number	Description

3.1*	Amended and Restated Certificate of Incorporation of TPC Group Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q filed February 16, 2010)

3.2*	Bylaws of TPC Group Inc., as amended and restated January 22, 2010 (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed January 28, 2010)

4.1*	Term Loan Agreement dated as of June 27, 2006, among Texas Petrochemicals LP, various lending institutions and Deutsche Bank Trust Company Americas, as Administrative Agent (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed January 8, 2010)

4.2*	Revolving Credit Agreement dated as of June 27, 2006, among Texas Petrochemicals LP and the other borrowers named therein, as Borrowers, Texas Petrochemicals LP, as Funds Administrator, various lending institutions, as Lenders, Deutsche Bank Trust Company Americas, as Administrative Agent, and LaSalle Bank National Association, as Collateral Agent (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed January 8, 2010)

4.3*	Joinder To Credit Agreement dated as of March 28, 2008, among Texas Petrochemicals LP, Texas Butylene Chemical Corporation, various financial institutions, and Deutsche Bank Trust Company Americas as administrative agent for the Lenders, with Deutsche Bank Securities Inc., as Lead Arranger (incorporated by reference to Exhibit 4.3 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed November 25, 2009)

4.4*	First Amendment to Revolving Credit Agreement dated as of February 10, 2009, by and among Texas Petrochemicals LLC and Texas Butylene Chemical Corporation, as Borrowers, and various lenders named therein (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed November 25, 2009)

4.5*	Texas Petrochemicals Inc. 2004 Stock Awards Plan (incorporated by reference to Exhibit 10.10 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed November 25, 2009)

4.6*	Texas Petrochemicals Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form 10 (File No. 000-53534) filed November 25, 2009)

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm Grant Thornton LLP

24.1	Power of Attorney (on signature page)

*	Incorporated herein by reference as indicated.